Exhibit 5.2

GIBBONS P.C. One Gateway Center Newark, NJ 07102-5310 Direct: 973.596.4500

April 8, 2016

To Jack Cooper Holdings Corp.
1100 Walnut Street, Suite 2400
Kansas City, Missouri 64106

Re:                             Jack Cooper Holdings Corp. - Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as local counsel to Auto Export Shipping, Inc., a New Jersey corporation (the “Guarantor”) and a wholly owned subsidiary of Jack Cooper Holdings Corp., a Delaware corporation (the “Issuer”), in connection with the filing of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the Issuer under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the exchange of the Issuer’s new 9.25% Senior Secured Notes due 2020, which will be registered under the Securities Act (the “Exchange Notes”), for all of the Issuer’s outstanding 9.25% Senior Secured Notes due 2020, which have not been registered under the Securities Act (the “Original Notes”), upon the terms and subject to the conditions set forth in the Registration Statement and the related Letter of Transmittal (which, together with the Registration Statement, constitute the “Exchange Offer”).  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Exchange Notes will be and the Original Notes are governed by (i) the indenture dated as of June 18, 2013 (the “Indenture”), among the Issuer, the guarantors named therein, including the Guarantor, and U.S. Bank National Association, as trustee, and (ii) the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Exchange Offer constitutes an offer to exchange the Exchange Notes for all of the Original Notes.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

1.              the form of Registration Statement;

2.              the Indenture;

3.              the form of Exchange Notes;

4.              the Security Agreement, dated as of June 18, 2013, among the Issuer, the Guarantor and the other grantors named therein (the “Security Agreement”);

5.              the certificate of incorporation of the Guarantor and the amended and restated bylaws

Newark New York Trenton Philadelphia Wilmington	gibbonslaw.com

of the Guarantor, each as presently in effect as certified by the Secretary of the Guarantor as of the date hereof (the “Charter Documents”);

6.              a certificate of the Department of Treasury, State of New Jersey dated April 4, 2016, stating that the Guarantor is in good standing under the laws of the State of New Jersey (the “Good Standing Certificate”); and

7.              resolutions adopted by (i) the Guarantor’s board of directors on June 10, 2011, and (ii) the Guarantor’s shareholders on April 6, 2016, each certified by the Secretary of the Guarantor relating to the execution and delivery of, and the performance by the Guarantor of its obligations under, the Indenture.

The Indenture, the Security Agreement and the Exchange Notes are referred to herein, individually, as a “Transaction Document” and, collectively, as the “Transaction Documents”.

In rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of the Transaction Documents and each other document referred to above by all of the parties thereto (other than the due authorization of the Indenture by the Guarantor); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents, corporate records, certificates and instruments were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that the Transaction Documents and the other documents referenced above are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Guarantor and other persons on which we have relied for the purposes of this opinion are true and correct and that there has not been any change in the good standing status of the Guarantor from that reported in the Good Standing Certificate.

As to all questions of fact material to this opinion, we have relied (without independent investigation, except as expressly indicated herein) upon certificates or comparable documents of officers and representatives of the Guarantor and upon the representations and warranties of the Guarantor contained in the Transaction Documents.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

1.                                      The Guarantor is validly existing as a corporation in good standing under the laws of the State of New Jersey.

2.                                      The Guarantor has the corporate power and authority to enter into and carry out its obligations under the Indenture; and the execution, delivery and performance of the Indenture has been duly authorized by all necessary corporation action on the part of the Guarantor.

The opinions set forth above are subject further to the following exceptions, qualifications and limitations:

A.                                    With respect to our opinion in paragraph 1 above, with your permission, we are relying solely and without independent investigation on our review and examination of the Good Standing Certificate and a certificate of an officer of the Guarantor and any documents certified to us hereby.

B.                                    We express no opinion with respect to any document, instrument or agreement (including the exhibits or schedules to any Transaction Document) other than the Indenture regardless of whether such document, instrument or agreement is referred to in the Transaction Documents.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the internal laws of the State of New Jersey.

We understand that you are relying on the opinion of Paul Hastings LLP with respect to the enforceability of the Indenture and, accordingly, we express no opinion with respect thereto.  This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

Paul Hastings LLP may rely on this opinion in rendering their opinion in connection with the Registration Statement.

We hereby consent to being named as counsel to the Guarantor in the Registration Statement, to the references therein to our Firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ GIBBONS P.C.

GIBBONS P.C.